SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 9, 2003

SOUTHFIRST BANCSHARES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE (State of Incorporation)	1-13640 (Commission File Number)	63-1121255 (I.R.S. Employer Identification No.)

126 North Norton Avenue, Sylacauga, Alabama 35150
(Address of Principal Executive Offices / Zip Code)

(205) 245-4365
(Registrant’s telephone number, including area code)

Exhibit Page
PRESS RELEASE DATED 9/9/03

Item 2. Acquisition or Disposition of Assets.

The Registrant has received regulatory approval for the sale of its Centerville office to First Financial Bank headquartered in Bessemer, Alabama. The transaction was completed pursuant to asset purchase agreement and included the sale of approximately $8.3 million of deposits at a slight premium, as well as the sale of approximately $5.6 million in commercial, mortgage, and consumer loans.

(a)    Exhibits.

         99.1 Press Release issued by SouthFirst Bancshares, Inc., dated September 9, 2003.

SIGNATURE

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHFIRST BANCSHARES, INC.

Dated: September 24, 2003	By:	/s/ Joe K. McArthur Chief Executive Officer

Exhibit Page

Exhibit No.	Description of Exhibit

99.1	Press Release issued by SouthFirst Bancshares, Inc., dated September 9, 2003.